UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 6, 2020

HOME BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

000-51904	71-0682831
(Commission File Number)	(IRS Employer Identification No.)

719 Harkrider, Suite 100, Conway, Arkansas	72032
(Address of principal executive offices)	(Zip Code)

(501) 339-2929

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HOMB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2020, Home BancShares, Inc. (“HBI”) and its bank subsidiary, Centennial Bank (“Centennial”), entered into individual change in control agreements (each an “Agreement”) with each of the following named executive officers (each an “NEO”):

Brian S. Davis, Chief Financial Officer and Treasurer;

Tracy M. French, Chairman, Chief Executive Officer and President of Centennial;

Kevin D. Hester, Chief Lending Officer; and

J. Stephen Tipton, Chief Operating Officer.

Under the terms of each Agreement, in the event of a change in control of HBI or Centennial, the NEO will be entitled to a lump sum cash payment payable within 30 days following the date of the change in control event. The payment amount each NEO is entitled to receive is equal to 2.99 times the average annual compensation paid to such NEO by HBI and Centennial that was includible in the NEO’s gross income for the most recent five taxable years ending before the date on which the change in control event occurs. The Agreements contain a cutback provision that reduces the compensation payable under the Agreement to the extent necessary to not cause the HBI or Centennial to have paid an “excess parachute payment” (as defined in Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended). In addition, the cash payment will be further reduced if total compensation and benefits payable to the NEO upon a change in control event exceeds $7,000,000 (in the case of Tracy French) and $6,000,000 (in the case of Brian Davis, Kevin Hester and Stephen Tipton), even if such cash amount or benefit would not be deemed an excess parachute payment.

The Agreements define “change in control” as the first occurrence of any of the following:

•

one person (or more than one person acting as a group) acquires the beneficial ownership of stock of Centennial or HBI that, together with the stock held by such person or group, constitutes more than 40% of the total fair market value or total voting power of the stock of Centennial or HBI;

•

a majority of the members of the board of directors of HBI are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the board of directors of HBI before the date of appointment or election; or

•

one person (or more than one person acting as a group) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) assets from Centennial or HBI that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of Centennial or HBI immediately before such acquisition(s).

The Agreement terminates if the NEO resigns or if the NEO’s employment is terminated prior to a change in control event. However, if the NEO’s employment is terminated without cause, the NEO will be entitled to receive the change in control payment if a change in control occurs within 12 months after the NEO’s termination without cause.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the text of the form of change in control agreement, which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Change in Control Agreement by and between Home BancShares, Inc., Centennial Bank and Executive Officer

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc.
(Registrant)

Date: August 10, 2020	/s/ Brian S. Davis
Brian S. Davis
Chief Financial Officer and Treasurer